UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55617

MD	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 1, 2016, Strategic Storage Trust II, Inc. (the “Registrant”), through certain affiliated entities (collectively, the “Borrower”), entered into a credit agreement (the “Property Loan Agreement”) for a secured loan in the amount of $105 million (the “Property Loan”) with KeyBank, National Association (“KeyBank”), as administrative agent, KeyBanc Capital Markets, LLC, as the sole book runner and sole lead arranger, and the lenders party thereto. Please see Item 2.03 below for a description of the Property Loan.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As reported earlier, on March 25, 2016, the Registrant, through a subsidiary of its operating partnership, executed 12 purchase and sale agreements with unaffiliated third parties for the acquisition of a portfolio of 22 self storage facilities (10 in Florida, 11 in North Carolina and one in Maryland), four parcels of land adjacent to facilities in North Carolina and one redevelopment property in North Carolina (the “27 Property Portfolio”). The purchase price for the 27 Property Portfolio is approximately $371 million, plus closing costs and acquisition fees.

On June 1, 2016, the Registrant closed on 11 self storage facilities in Florida and Maryland representing the first phase (the “First Phase”) of the acquisition of the 27 Property Portfolio. The purchase price for the First Phase of the 27 Property Portfolio was approximately $275 million, plus closing costs and acquisition fees, which was funded with a combination of proceeds from the Registrant’s public offering, a drawdown of approximately $100 million under the Registrant’s existing credit facility with KeyBank, the Property Loan as described further in Item 2.03 below, and the Subordinate Loan, as also described further in Item 2.03 below. The Registrant incurred acquisition fees of approximately $4.8 million in connection with the First Phase of the acquisition of the 27 Property Portfolio. The 11 properties acquired in the First Phase consist of approximately 9,540 units and approximately 985,500 net rentable square feet of storage space.

A summary of the 11 properties acquired in the First Phase of the 27 Property Portfolio is as follows:

Property	Address	Purchase Price	Approx. Sq. Ft. (net)	Approx. Units
Pompano Beach – FL	2320 NE 5th Avenue, Pompano Beach, FL 33172	$18,576,855	114,500	870
Lake Worth – FL	8135 Lake Worth Road, Lake Worth, FL 33467	$23,064,525	78,100	830
Jupiter – FL	2581 Jupiter Park Drive, Jupiter, FL 33458	$26,925,993	87,400	820
Royal Palm Beach – FL	10719 Southern Boulevard, Royal Palm Beach, FL 33411	$24,003,787	92,700	850
Port St. Lucie – FL	501 NW Business Center Drive, Port St. Lucie, FL 34986	$14,506,635	71,800	720
Wellington – FL	1341 State Road 7, Wellington, FL 33414	$21,916,510	81,700	730
Doral – FL	10451 NW 33rd Street, Doral, FL 33172	$24,838,715	71,500	1,030
Plantation – FL	10325 W. Broward Boulevard, Plantation, FL 33324	$36,318,783	89,800	910
Naples – FL	7755 Preserve Lane, Naples, FL 34119	$25,673,615	75,900	800
Delray Beach – FL	189 W. Linton Boulevard, Delray Beach, FL 33444	$30,787,487	121,500	900
Baltimore - MD	7989 and 7979 Rossville Boulevard, Baltimore, MD 21236	$28,287,095	100,600	1,080

TOTAL		$274,900,000	985,500	9,540

Strategic Storage Property Management II, LLC, a subsidiary of SmartStop Asset Management, LLC, the sponsor of the Registrant, will serve as the property manager of the 11 properties acquired in the First Phase of the 27 Property Portfolio and has entered into sub-property management agreements with a subsidiary of Extra Space Storage, Inc. who will manage the properties. Strategic Storage Property Management II, LLC will be paid management fees in an amount equal to the greater of $2,500 per month or 6% of the gross monthly revenues collected from the properties acquired in the First Phase and Strategic Storage Property Management II, LLC will, in turn, pay the sub-property manager an amount equal to the greater of $2,500 per month or 6% of the gross monthly revenues collected from the properties acquired in the First Phase, except for the months of January and July each year.

The Registrant expects the acquisition of the remaining properties in the 27 Property Portfolio to close in the third quarter of 2016. The Registrant expects to fund the purchase of the additional properties in the 27 Property Portfolio with a combination of proceeds from the Registrant’s public offering and an assumption of existing debt on certain of the remaining properties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The Property Loan

Under the terms of the Property Loan Agreement, the Borrower borrowed $105 million in connection with the purchase of the properties in the First Phase of the 27 Property Portfolio. The Property Loan is a term loan facility that has a maturity date of December 31, 2016. Payments due under the Property Loan are interest-only due on the first day of each month. The Property Loan bears interest based on the type of borrowing elected by the Borrower. An ABR Borrowing bears interest at the lesser of (x) the Alternate Base Rate (as defined in the Property Loan Agreement) plus the Applicable Rate, or (y) the Maximum Rate (as defined in the Property Loan Agreement). A Eurodollar Borrowing bears interest at the lesser of (a) the Adjusted LIBO Rate (as defined in the Property Loan Agreement) for the Interest Period in effect plus the Applicable Rate, or (b) the Maximum Rate (as defined in the Property Loan Agreement). The Applicable Rate means 225 basis points for any Eurodollar Borrowing and 125 basis points for any ABR Borrowing. The Borrower elected a Eurodollar Borrowing. The Borrower paid certain fees to the lenders in connection with the Property Loan.

The Property Loan is fully recourse, jointly and severally, to the Registrant and the Borrower and is secured by cross-collateralized first mortgage liens on 11 Mortgaged Properties (as defined in the Property Loan Agreement), which are the same properties acquired in the First Phase of the 27 Property Portfolio. The Borrower may prepay the Property Loan at any time, without penalty, in whole or in part, with an exit fee payable under certain circumstances. Pursuant to that certain guaranty (the “Property Loan Guaranty”), dated June 1, 2016, in favor of the lenders, the Registrant serves as the guarantor of all obligations due under the Property Loan Agreement.

The Property Loan Agreement contains a number of other customary terms and covenants, including the following (capitalized terms are as defined in the Property Loan Agreement) financial tests the Borrower must maintain, on a consolidated basis in accordance with GAAP, at all times: (i) a Loan to Value Ratio of not greater than fifty five percent (55%); (ii) a Pool Debt Yield of at least ten and one half percent (10.5%), tested as of September 30, 2016 and as of the close of each fiscal quarter thereafter. Throughout the terms of the Property Loan Agreement, the Registrant shall have and maintain, on a consolidated basis in accordance with GAAP, tested as of the close of each fiscal quarter: (i) a total Leverage Ratio no greater than sixty percent (60%); (ii) a Tangible Net worth not at any time to be less than approximately $260 million, plus eighty-five percent (85%) of the Net Equity Proceeds received after the Effective Date; (iii) an Interest Coverage Ratio of not less than 1.85:1.00; (iv) a Fixed Charge Ratio of not less than 1.60:1.00; and (v) a ratio of the Indebtedness that bears interest at a varying rate of interest or that does not have the interest rate fixed, capped or swapped pursuant to a Hedging Agreement to the sum of the Indebtedness, not in excess of thirty percent (30%).

The Subordinate Loan

On June 1, 2016, the Registrant entered into a credit agreement (the “Subordinate Loan Agreement”) in which the Registrant borrowed $30 million (the “Subordinate Loan”) with KeyBank, as administrative agent, KeyBanc Capital Markets, LLC, as the sole book runner and sole lead arranger, and the lenders party thereto. The Subordinate Loan is a term loan facility that has a maturity date of December 31, 2016. Payments due pursuant to the Subordinate Loan are interest-only due on the first day of each month. The Subordinate Loan bears interest based on the type of borrowing elected by the Registrant. An ABR Borrowing bears interest at the lesser of (x) the Alternate Base Rate (as defined in the Subordinate Loan Agreement) plus the Applicable Rate, or (y) the Maximum Rate (as defined in the Subordinate Loan Agreement). A Eurodollar Borrowing bears interest at the lesser of (a) the Adjusted LIBO Rate (as defined in the Subordinate Loan Agreement) for the Interest Period in effect plus the Applicable Rate, or (b) the Maximum Rate (as defined in the Subordinate Loan Agreement). The Applicable Rate means 563 basis points for any Eurodollar Borrowing and 463 basis points for any ABR Borrowing. The Registrant elected a Eurodollar Borrowing. The Registrant paid certain fees to the lenders in connection with the Subordinate Loan.

The Subordinate Loan is non-recourse and unsecured. The Registrant may prepay the Subordinate Loan at any time, without penalty, in whole or in part, with an exit fee payable under certain circumstances. The Subordinate Loan contains a number of other customary terms and covenants, including the following (capitalized terms are as defined in the Subordinate Loan Agreement) financial tests the Registrant must maintain, on a consolidated basis in accordance with GAAP, tested as of the close of each fiscal quarter: (i) a Total Leverage Ratio no greater than sixty percent (60%); (ii) a Tangible Net Worth not at any time to be less than approximately $260 million, plus eighty-five percent (85%) of the Net Equity Proceeds received after the Effective Date; (iii) an Interest Coverage Ratio of not less than 1.85:1.00; (iv) a Fixed Charge Ratio of not less than 1.60:1.00; and (v) a ratio of the Indebtedness that bears interest at a varying rate of interest or that does not have the interest rate fixed, capped or swapped pursuant to a Hedging Agreement to the sum of the Indebtedness, not in excess of thirty percent (30%). It will be an event of default under the Subordinate Loan Agreement if an event of default is in existence under the Registrant’s credit facility or under the Property Loan Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before August 17, 2016 by amendment to this Form 8-K.

(b)	Pro forma financial information.

See paragraph (a) above.

(d)	Exhibits.

10.1	Property Loan Agreement

10.2	Property Loan Guaranty

10.3	Subordinate Loan Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: June 7, 2016	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer and Treasurer